                   SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.


                               FORM 8-K/A

                        Current Report Pursuant
                     to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



Date of Report
  (Date of earliest event reported) October 14,1997 (AUGUST 14, 1997)
                                    ---------------------------------

                  ATLANTIC EXPRESS TRANSPORTATION CORP.
     ------------------------------------------------------------------

         (Exact Name of Registrant as Specified in its Charter)

                                 NEW YORK
     ------------------------------------------------------------------

              (State or Other Jurisdiction of Incorporation)

       PENDING                                        13-392-3467
-------------------------                   ----------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)


         7 NORTH STREET, STATEN ISLAND, NEW YORK, 10302-1205
 ------------------------------------------------------------------------
       (Address of Principal Executive Offices)    (Zip Code)


                           (718) 442-7000
 ------------------------------------------------------------------------
       (Registrant's Telephone Number, Including Area Code)

This current report on Form 8-K/A amends and restates, in its entirety, the Current Report on Form 8-K (date of report August 14, 1997) which was filed with the Securities and Exchange Commission on August 28, 1997.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On August 14, 1997, Atlantic Express Transportation Corp. ("AETC" or the "Company"), a New York corporation, completed the acquisition of 100% of the common stock of Central New York Coach Sales & Service, Inc. ("Coach") and Jersey Bus Sales, Inc. ("Jersey") and certain related real property (together with Coach and Jersey, collectively, "Central"). The Company acquired Central pursuant to a Stock Purchase Agreement, dated as of June 30, 1997 (the "Stock Purchase Agreement"), by and among Central, Jersey, Thomas
A. Denney ("TAD"), Marlene C. Denney ("MCD") and the Company. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

         Total consideration consisted of $26.5 million of cash, less long-term indebtedness, which as of June 30, 1997 was $4.8 million, and the issuance of a $2.2 million note and mortgage relating to certain real property. The Company funded the acquisition of Central by using a portion of the sale $40.0 million aggregate principal amount of its 103/4% Senior Secured Notes due 2004.

         Central is the leading authorized distributor of school buses manufactured by Blue Bird Body Company, which is the leading manufacturer of school buses in North America. Central also currently operates 147 school buses in New Jersey. The Company intends to continue to operate the businesses of Central.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

    (a)  Financial Statements of Business Acquired.

    (b)  Pro Forma Financial Information.

    (c)  The following exhibit is filed herewith:

         2.1 Stock Purchase Agreement, dated as of June 30, 1997, by and among Central New York Coach Sales & Service, Inc., Jersey Bus Sales, Inc., Thomas A. Denney, Marlene C. Denney and Atlantic Express Transportation Corp.

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                                                                                 Page
                                                                                 ----
Report of Independent Certified Public Accountants............................    F-2
Central Combined Balance Sheets as of December 31, 1995 and 1996 and
  June 30, 1997...............................................................    F-3
Central Combined Statements of Income and Retained Earnings for the years ended December 31, 1994, 1995 and 1996 and for the six months ended
  June 30, 1996 and 1997......................................................    F-4
Central Combined Statements of Cash Flows for the years ended December 31,
  1994, 1995 and 1996 and for the six months ended June 30, 1996 and 1997....     F-5
Central Notes to Combined Financial Statements................................    F-6

Unaudited Pro Forma Consolidated Financial Information........................    P-1
Unaudited Pro Forma Balance Sheet as of June 30, 1997..........................   P-2
Unaudited Pro Forma Statement of Operations for the year ended June 30, 1997...   P-4


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Central New York Coach Sales & Service, Inc.
    and Jersey Bus Sales, Inc.

    We have audited the accompanying combined balance sheets of Central New York Coach Sales & Service, Inc. and Jersey Bus Sales, Inc. as of December 31, 1995 and 1996, and the related combined statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Central New York Coach Sales & Service, Inc. and Jersey Bus Sales, Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          BDO Seidman, LLP

New York, New York
June 13, 1997

    CENTRAL NEW YORK COACH SALES & SERVICE, INC. AND JERSEY BUS SALES, INC.

                            COMBINED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                      ----------------------------    JUNE 30,
                                                                          1995           1996           1997
                                                                      -------------  -------------  -------------
                                                                                                     (UNAUDITED)


                               ASSETS

Current:
  Cash..............................................................  $     169,391  $     606,688  $     207,441
  Note receivable (Note 5)..........................................        118,506        151,341        345,249
  Accounts receivable (Note 9)......................................      7,394,259      5,880,642      4,743,649
  Due from officers.................................................         74,964        293,195        414,222
  Due from affiliates...............................................          3,832         36,492       --
  Inventories (Notes 6 and 9).......................................      3,189,687      5,976,831      8,661,047
  Current portion of direct financing lease (Note 7)................         38,781         43,115         45,460
  Prepaid expenses and other current assets.........................         66,707         93,838         80,529
                                                                      -------------  -------------  -------------
        Total current assets........................................     11,056,127     13,082,142     14,497,597
                                                                      -------------  -------------  -------------
Property, plant and equipment--at cost, net (Notes 8, 9 and 12).....      9,547,977      8,957,154      8,114,906
                                                                      -------------  -------------  -------------
Other assets:
  Note receivable (Note 5)..........................................        220,117         95,661        184,830
  Cash surrender value of life insurance............................         33,443         41,588         44,758
  Net investment in direct financing lease (Note 7).................         76,196         33,082          4,779
                                                                      -------------  -------------  -------------
        Total other assets..........................................        329,756        170,331        234,367
                                                                      -------------  -------------  -------------
                                                                      $  20,933,860  $  22,209,627  $  22,846,870
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
                LIABILITIES AND SHAREHOLDERS' EQUITY
Current:
  Note payable--bank (Note 9).......................................  $   4,376,323  $   5,887,672  $   8,217,746
  Accounts payable (Note 17)........................................        723,874        614,875      1,723,910
  Current portion of obligations under capital leases (Note 10).....        169,897        196,300        211,003
  Current portion of long-term debt (Note 12).......................      1,614,695      1,599,589      1,543,787
  Accrued liabilities...............................................        597,645        938,777        712,937
  Note payable--shareholders (Note 11)..............................        128,720        128,670        128,670
                                                                      -------------  -------------  -------------
        Total current liabilities...................................      7,611,154      9,365,883     12,538,053
Obligations under capital leases (Note 10)..........................        616,059        419,759        310,448
Long-term debt (Note 12)............................................      4,861,313      3,541,112      2,707,924
                                                                      -------------  -------------  -------------
        Total liabilities...........................................     13,088,526     13,326,754     15,556,425
                                                                      -------------  -------------  -------------
Commitments and contingencies (Notes 15, 17 and 19)
Shareholders' equity:
  Common stock (Note 16)............................................         11,000         11,000         11,000
  Additional paid-in capital........................................         24,000         24,000         24,000
  Retained earnings.................................................      7,810,334      8,847,873      7,255,445
                                                                      -------------  -------------  -------------
        Total shareholders' equity..................................      7,845,334      8,882,873      7,290,445
                                                                      -------------  -------------  -------------
                                                                      $  20,933,860  $  22,209,627  $  22,846,870
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

            See accompanying notes to combined financial statements.

                   CENTRAL NEW YORK COACH & SERVICE, INC. AND
                             JERSEY BUS SALES, INC.
              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                   YEAR ENDED DECEMBER 31,            SIX MONTHS ENDED JUNE 30,
                                         -------------------------------------------  --------------------------
                                             1994           1995           1996           1996          1997
                                         -------------  -------------  -------------  ------------  ------------

                                                                                             (UNAUDITED)

Revenues (Note 18):
  Bus and parts sales..................     41,921,027     60,033,058     65,118,656    15,296,195    13,950,828
  Contract revenue.....................        936,185      2,168,957      4,285,349     3,279,398     3,395,219
  Other revenues                             1,589,452      1,592,801      1,267,445       150,720       265,965
                                         -------------  -------------  -------------  ------------  ------------
    Total revenues.....................     44,446,664     63,794,816     70,671,450    18,726,313    17,612,012
                                         -------------  -------------  -------------  ------------  ------------
Cost of revenues.......................
  Bus and parts costs..................     37,325,589     53,545,126     58,758,524    13,790,382    12,424,494
  Contract costs.......................        839,111      1,825,521      3,634,941     2,787,488     2,885,936
  Other costs..........................        871,515        965,992        925,855       105,504       186,175
                                         -------------  -------------  -------------  ------------  ------------
    Total costs........................     39,036,215     56,336,639     63,319,320    16,683,374    15,496,605
                                         -------------  -------------  -------------  ------------  ------------
    Gross profit.......................      5,410,449      7,458,177      7,352,130     2,042,939     2,115,407
Selling, general and administrative
  expenses.............................      3,572,167      4,567,730      4,726,644     2,186,572     2,673,118
                                         -------------  -------------  -------------  ------------  ------------
    Income (loss) from operations......      1,838,282      2,890,447      2,625,486      (143,633)     (557,711)
Interest expense, net..................        690,163        860,182      1,087,521       393,798       473,743
                                         -------------  -------------  -------------  ------------  ------------
    Income (loss) before provision for
      income taxes.....................      1,148,119      2,030,265      1,537,965      (537,431)   (1,031,454)
Provision for income taxes (Note 13)...         17,600         31,849          8,426       --            245,974
                                         -------------  -------------  -------------  ------------  ------------
Net income (loss)......................      1,130,519      1,998,416      1,529,539      (537,431)   (1,277,428)
Retained earnings, beginning of
  period...............................      5,873,210      5,919,918      7,810,334     7,810,334     8,847,873
Shareholder distributions..............     (1,083,811)      (108,000)      (492,000)     (200,000)     (315,000)
                                         -------------  -------------  -------------  ------------  ------------
Retained earnings, end of period.......  $   5,919,918  $   7,810,334  $   8,847,873  $  7,072,903  $  7,255,445
                                         -------------  -------------  -------------  ------------  ------------
                                         -------------  -------------  -------------  ------------  ------------

             See accompanying notes to combined financial statements.

                CENTRAL NEW YORK COACH SALES & SERVICE, INC. AND
                             JERSEY BUS SALES, INC.
                   COMBINED STATEMENTS OF CASH FLOWS (NOTE 4)

                                                                                                  SIX MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                    JUNE 30,
                                                  ------------------------------------------  ------------------------
                                                      1994          1995           1996          1996         1997
                                                  ------------  -------------  -------------  -----------  -----------

                                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).............................  $  1,130,519  $   1,998,416  $   1,529,539  $  (537,431) $(1,277,428)
                                                  ------------  -------------  -------------  -----------  -----------
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
    Depreciation and amortization...............     1,248,088      1,583,596      1,814,473      937,078      876,046
      Bad debt expense..........................        14,689         13,402         22,616       22,702       34,396
      Gain on sale of equipment.................         --             --            --             --       (341,627)
      Changes in assets and liabilities
        affecting cash flows from operating
        activities:
      (Increase) decrease in: Accounts
        receivable..............................       (17,500)    (2,787,276)     1,491,001      887,135      757,407
      Due from officers.........................        40,187        (51,686)      (218,232)     (47,145)     (60,275)
      Due from affiliates.......................      (145,909)       203,614        (32,660)    (321,252)    (131,467)
      Inventories...............................      (427,559)         3,539     (2,272,789)  (1,165,012)  (2,684,217)
      Prepaid expenses and other current
        assets..................................       (22,981)        31,365        (27,131)      14,335       18,909
      (Decrease) increase in:
      Accounts payable..........................        35,751       (190,581)      (108,999)      10,447    1,109,035
      Due to affiliate..........................       110,908       (119,115)      --            325,084      --
      Accrued liabilities.......................      (292,045)       267,412        341,149       93,505      (57,682)
                                                  ------------  -------------  -------------  -----------  -----------
        Total adjustments.......................       543,629     (1,045,730)     1,009,428      756,877     (479,475)
                                                  ------------  -------------  -------------  -----------  -----------
        Net cash provided by (used in) operating
          activities............................     1,674,148        952,686      2,538,967      219,446   (1,756,903)
                                                  ------------  -------------  -------------  -----------  -----------
Cash flows from investing activities:
  Payments received on note receivable..........       297,372        127,413        205,254      139,962       62,113
  Increase in note receivable...................       --            (238,592)      (113,645)     (57,744)     --
  Buses purchased...............................      (155,608)    (1,653,947)       (91,304)     --           --
  Recovery of investment in direct financing
    lease.......................................        14,721         34,883         38,780       27,056       25,958
  Additions to property, plant and equipment....    (1,174,410)      (361,079)      (502,915)    (272,015)    (178,636)
  Proceeds from sale of equipment...............       --               --          --            --           419,615
  Increase in cash surrender value of life
    insurance...................................        (4,695)      --               (8,145)     --            (3,170)
                                                  ------------  -------------  -------------  -----------  -----------
        Net cash provided by (used in) investing
          activities............................    (1,022,620)    (2,091,322)      (471,975)    (162,741)     325,880
                                                  ------------  -------------  -------------  -----------  -----------
Cash flows from financing activities:
  Net proceeds from financing...................     1,798,079     15,620,867     17,473,013    1,524,515    2,330,074
  Payments on short-term financing..............       --         (12,160,000)   (16,182,500)     --           --
  Principal payments on long-term debt..........    (1,278,302)    (2,103,801)    (2,258,311)    (974,113)    (888,990)
  Principal payments on obligations under
    capital leases..............................       (33,561)      (147,046)      (169,897)     (81,883)     (94,608)
  Distributions to shareholders.................    (1,083,811)      (108,000)      (492,000)    (200,000)    (315,000)
                                                  ------------  -------------  -------------  -----------  -----------
        Net cash provided by (used in) financing
          activities............................      (597,595)     1,102,020     (1,629,695)     268,519    1,031,476
                                                  ------------  -------------  -------------  -----------  -----------
Net increase (decrease) in cash.................        53,933        (36,616)       437,297      325,224     (399,547)
Cash, beginning of year.........................       152,074        206,007        169,391      169,391      606,688
                                                  ------------  -------------  -------------  -----------  -----------
Cash, end of year...............................  $    206,007  $     169,391  $     606,688  $   494,615  $   207,141
                                                  ------------  -------------  -------------  -----------  -----------
                                                  ------------  -------------  -------------  -----------  -----------


            See accompanying notes to combined financial statements.

                CENTRAL NEW YORK COACH SALES & SERVICE, INC. AND
                             JERSEY BUS SALES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX

               MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

1. BUSINESS

    Jersey Bus Sales, Inc. is primarily involved in the sale and modification of school buses to transportation corporations and school districts in the State of New Jersey. In addition, the Company is involved with providing contract transportation to various school districts.

    Central New York Coach Sales & Service, Inc. is primarily involved in the sale and modification or lease of school buses to transportation companies and school districts in Upstate New York.

2. BASIS OF PRESENTATION

    The combined financial statements include the accounts of Central New York Coach Sales and Service, Inc. and Jersey Bus Sales, Inc. (collectively, the "Companies"). The financial statements of these entities are being presented on a combined basis due to common ownership and control.

    All significant intercompany balances and transactions have been eliminated.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The following represents the more significant accounting policies:

    INVENTORIES

    Inventories are comprised of buses and spare parts and are stated at the lower of cost (first-in, first-out basis) or market value.

    DEPRECIATION AND AMORTIZATION

    The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets using the straight-line and accelerated methods. Leasehold improvements are amortized over the shorter of the asset life or lease term using the straight-line method.

    INCOME TAXES

    The Companies' shareholders have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and New York State tax law. Under these provisions, the Companies' taxable income and other tax attributes are passed through to the individual shareholders. Deferred taxes are provided under the liability method in order to recognize the amount of future tax consequences of events that have been reflected in the Companies' financial statements and tax returns.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                CENTRAL NEW YORK COACH SALES & SERVICE, INC. AND
                             JERSEY BUS SALES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX

               MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of financial instruments including cash, notes receivable, notes payable (including payable to shareholders), long-term debt, accounts receivable and accounts payable approximate fair value due to either short maturity or terms similar to those available to similar companies in the open market.

    REVENUE RECOGNITION

    Revenue relating to bus sales is recognized upon delivery of the vehicles. Revenue for school bus transportation (contract revenue) is recognized when services are performed. Revenue for bus rentals is recognized over the lease term.

    UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

    The combined financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are unaudited, and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments consisting of normal recurring accruals necessary to present fairly the information set forth therein. Results for interim periods are not indicative of results to be expected for an entire year.

4. STATEMENTS OF CASH FLOWS

    (a) Supplemental disclosures of cash flow information are as follows:

YEAR ENDED DECEMBER 31,                                               1994        1995         1996
-----------------------------------------------------------------  ----------  ----------  ------------
Cash paid during the year for:
    Interest.....................................................  $  629,500  $  930,864  $  1,011,380
    Income taxes.................................................      48,339      14,625        13,054
                                                                   ----------  ----------  ------------
                                                                   ----------  ----------  ------------

    (b) Noncash investing and financing activities were as follows:

YEAR ENDED DECEMBER 31,                                              1994         1995          1996
-----------------------------------------------------------------  ---------  ------------  ------------
Long-term debt incurred for purchase of equipment................  $  --      $  2,450,000  $  1,143,786
Capital lease obligations incurred for purchase of buses.........    966,561       --            --
                                                                   ---------  ------------  ------------
                                                                   ---------  ------------  ------------

5. NOTE RECEIVABLE

    At December 31, 1995 and 1996, note receivable consisted of notes with interest ranging from 9% to 12%, maturing at various dates through September 1999.

                CENTRAL NEW YORK COACH SALES & SERVICE, INC. AND
                             JERSEY BUS SALES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX

               MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

6. INVENTORIES

    Inventories consist of:

                                                                       DECEMBER 31,
                                                                --------------------------    JUNE 30,
                                                                    1995          1996          1997
                                                                ------------  ------------  ------------
Parts.........................................................  $    716,877  $    889,821  $  1,423,969
Buses.........................................................     2,472,810     5,087,010     7,237,078
                                                                ------------  ------------  ------------
                                                                $  3,189,687  $  5,976,831  $  8,661,047
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

7. NET INVESTMENT IN DIRECT FINANCING LEASE

    The following represents the components of the net investment in a direct financing lease:

DECEMBER 31,                                                                          1995       1996
---------------------------------------------------------------------------------  ----------  ---------
Minimum noncancelable lease payments receivable..................................  $  132,489  $  83,419
Less: Unearned lease income......................................................     (17,512)    (7,222)
                                                                                   ----------  ---------
Net investment in direct financing lease.........................................     114,977     76,197
Less: Current portion............................................................     (38,781)   (43,115)
                                                                                   ----------  ---------
                                                                                   $   76,196  $  33,082
                                                                                   ----------  ---------
                                                                                   ----------  ---------

    Future minimum noncancelable lease payments to be received under such leases through expiration and in the aggregate as of December 31, 1996 are as follows:

YEAR ENDING DECEMBER 31,
---------------------------------------------------------------------------------------------
1997.........................................................................................  $  49,070
1998.........................................................................................     34,349
                                                                                               ---------
Total future minimum lease payments..........................................................     83,419
Less: Interest...............................................................................     (7,222)
                                                                                               ---------
Net future minimum lease payments............................................................  $  76,197
                                                                                               ---------
                                                                                               ---------

                CENTRAL NEW YORK COACH SALES & SERVICE, INC. AND
                             JERSEY BUS SALES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX

               MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

8. PROPERTY, PLANT AND EQUIPMENT

    Major classifications of property, plant and equipment at cost are as follows:

DECEMBER 31,                                                                      1995          1996
----------------------------------------------------------------------------  ------------  ------------
Equipment...................................................................  $    511,459  $    667,230
Office furniture and equipment..............................................       425,042       507,775
Vehicles....................................................................       458,441       529,210
Buses under contract agreements.............................................     5,332,212     6,069,111
Buses under operating leases................................................     5,964,974     5,430,020
Land........................................................................        25,500       --
Building....................................................................       188,866       188,866
Leasehold improvements......................................................     1,533,232     1,709,783
                                                                              ------------  ------------
                                                                                14,439,726    15,101,995
Less: Accumulated depreciation and amortization.............................     4,891,749     6,144,841
                                                                              ------------  ------------
                                                                              $  9,547,977  $  8,957,154
                                                                              ------------  ------------
                                                                              ------------  ------------

9. NOTE PAYABLE--BANK

    Note payable to bank represents demand notes under revolving lines of credit. The notes are secured by accounts receivable, inventories and equipment and bear interest at prime plus 1/4%, and prime plus 1/2%. At December 31, 1996, the Companies had $458,544 of unused lines of credit to be drawn upon as needed.

    In February 1997, the Companies entered into an agreement with the bank whereby $923,000 was converted to a term loan. Accordingly, this amount has been classified as long-term debt as of December 31, 1996 (see Note 12).

10. OBLIGATIONS UNDER CAPITAL LEASES

    The Companies are lessees of buses under capital leases expiring in September 1999. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases included in depreciation expense for 1994, 1995 and 1996 was $44,188, $176,754 and $176,754, respectively. The net book value of assets under capital leases was $486,071 and $309,317 at December 31, 1995 and 1996, respectively.

                CENTRAL NEW YORK COACH SALES & SERVICE, INC. AND
                             JERSEY BUS SALES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX

               MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

    Minimum future lease payments under capital leases as of December 31, 1996, through the end of the lease terms are as follows:

YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------------------
1997........................................................................................  $  273,096
1998........................................................................................     273,096
1999........................................................................................     204,822
                                                                                              ----------
Total minimum lease payments................................................................     751,014
Less: Amount representing interest..........................................................    (134,955)
                                                                                              ----------
                                                                                              $  616,059
                                                                                              ----------
                                                                                              ----------

11. NOTE PAYABLE--SHAREHOLDERS

    Note payable--shareholders represents short-term unsecured notes bearing interest at 9%.

12. LONG-TERM DEBT

    Long-term debt consists of the following:

DECEMBER 31,                                                                              1995           1996
------------------------------------------------------------------------------------  -------------  -------------
Loan payable to affiliate by common ownership in monthly installments of $1,681,
  including interest at 9%, through March 1996, unsecured...........................  $       4,967  $    --
Loans payable to supplier in aggregate monthly installments of $16,473, including interest at various rates ranging from 8.13% to 10.6%, expiring at various dates
  through September 1998, secured by buses..........................................        227,241        103,246
Loans payable to financing institutions in aggregate monthly installments (with the exception of skip payments in the months of August and September) of $61,485, including interest at various rates ranging from 8.95% to 10.57%, expiring at
  various dates through October 2000, secured by buses..............................      2,598,094      1,557,818
Loans payable to bank in aggregate monthly installments of $51,878, excluding interest at various rates ranging from 8.00% to 9.50%, expiring at various dates
  through August 2000, secured by buses.............................................      2,183,256      1,608,924
Loan payable to bank with a monthly installment of $16,785, plus interest at 8.37%
  through July 2002, secured by buses (see Note 10).................................       --              923,000
Loans payable in aggregate monthly installments of $45,034, plus interest ranging from 6.86% to..... 9.44%, expiring at various dates through April 2000, secured by
  buses under operating leases                                                            1,462,450        947,713
                                                                                      -------------  -------------
                                                                                          6,476,008      5,140,701
Less: Current portion...............................................................     (1,614,695)    (1,599,589)
                                                                                      -------------  -------------
                                                                                      $   4,861,313  $   3,541,112
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                CENTRAL NEW YORK COACH SALES & SERVICE, INC. AND
                             JERSEY BUS SALES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                 (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX
                MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

    Principal payments of long-term debt through maturity are as follows:

YEAR ENDING DECEMBER 31,
------------------------------------------------------------------------------------------
1997......................................................................................  $  1,599,589
1998......................................................................................     1,201,623
1999......................................................................................       896,431
2000......................................................................................     1,157,892
2001......................................................................................       167,851
Thereafter................................................................................       117,315
                                                                                            ------------
                                                                                            $  5,140,701
                                                                                            ------------
                                                                                            ------------

    SUBSEQUENT EVENT

    Subsequent to year-end, the Companies converted $923,000 from the line of credit to a term note payable in 55 monthly installments of $16,785 plus interest at 8.37%. The above conversion of debt has been reflected as of December 31, 1996 (see Note 10).

13. INCOME TAXES

    Under New York State tax law, Subchapter S corporations having taxable income in excess of $200,000 are subject to a franchise tax and surcharge. The provision for income taxes consists of the following:

YEAR ENDED DECEMBER 31,                                                     1994       1995       1996
------------------------------------------------------------------------  ---------  ---------  ---------
Current state taxes.....................................................  $  17,600  $  31,849  $   8,426
                                                                          ---------  ---------  ---------
                                                                          ---------  ---------  ---------

    Deferred taxes have not been provided as they were immaterial for all periods presented.

14. LEASES

    The Companies are lessors of buses under operating leases expiring in various years through 2000. Minimum future rentals to be received on noncancelable operating leases as of December 31, 1996 through expiration are:

YEAR ENDING DECEMBER 31,
------------------------------------------------------------------------------------------
1997......................................................................................  $    955,146
1998......................................................................................       767,536
1999......................................................................................       674,416
2000......................................................................................       167,379
                                                                                            ------------
                                                                                            $  2,564,477
                                                                                            ------------
                                                                                            ------------

15. RETIREMENT PLAN

    The Companies sponsor profit sharing plans under Section 401(k) of the Internal Revenue Code for the benefit of all eligible employees. The plans provide for the Companies' contributions as determined

                CENTRAL NEW YORK COACH SALES & SERVICE, INC. AND
                             JERSEY BUS SALES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX

               MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

annually by the Board of Directors. The contributions for the years ended December 31, 1994, 1995 and 1996 were $20,097, $58,279 and $33,331, respectively.

16. COMMON STOCK

    Common stock as of December 31, 1995 and 1996 and June 30, 1997 consisted of the following:

           Central New York Coach Sales & Service, Inc.:

               Authorized--200 shares of no par value

               Issued and outstanding--100 shares

           Jersey Bus Sales, Inc.:

               Authorized--1,000 shares of $1.00 par value

               Issued and outstanding--1,000 shares

17. RELATED PARTY TRANSACTIONS

    LEASE

    The Companies lease office space and shop facilities from their majority shareholders under a month-to-month lease. Rent expense for the years ended December 31, 1994, 1995 and 1996 was $354,045, $362,359 and $332,695,
respectively.

    In addition, the Companies lease computer equipment from their majority shareholders under a month-to-month lease. Computer lease expense for the years ended December 31, 1994, 1995 and 1996 was $15,000, $16,600 and $18,000,
respectively.

    DUE FROM OFFICERS

    Amounts due from officers consist of advances made to officers which are unsecured.

    DUE TO AND FROM AFFILIATES

    During the years ended December 31, 1994, 1995 and 1996, the Companies, in the normal course of business, made advances to an affiliate by common ownership and an affiliate in which a shareholder of the Companies owns an interest. Advances are noninterest bearing and are payable upon demand.

    ADVANCES

    The Companies have received advances from an affiliate for operating purposes. At December 31, 1996, the Companies owed $33,492 to that affiliate, and such amount is included in accounts payable at that date.

                CENTRAL NEW YORK COACH SALES & SERVICE, INC. AND
                             JERSEY BUS SALES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                (INFORMATION AS OF JUNE 30, 1997 AND FOR THE SIX

               MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)

18. MAJOR CUSTOMER AND CONCENTRATION OF CREDIT RISK

    During the years ended December 31, 1994, 1995 and 1996, the Companies had sales to one major customer totaling approximately 8%, 19%, and 22% of its total bus revenues, respectively. As of December 31, 1995 and 1996, the Companies had no amounts outstanding from this customer.

    Also, during the years ended December 31, 1994, 1995 and 1996, the Companies had contract revenue from three major customers totaling approximately 71%, 79% and 79% of contract income, respectively. As of December 31, 1995 and 1996, Jersey Bus Sales, Inc. had amounts outstanding from these customers of $428,000 and $-0-, respectively.

    The Companies' cash accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1996, the Companies' cash balances were on deposit with two financial institutions.

19. LITIGATION

    The Companies are defendants with respect to various claims arising in the normal conduct of business. Management and counsel believe the ultimate resolution of these claims will not have a material impact on the Companies' financial statements.

20. SUBSEQUENT EVENT

    Effective July 1, 1997, 100% of the Common Stock of the Companies was acquired by a transportation company.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The following unaudited pro forma consolidated financial information (the "Unaudited Pro Forma Consolidated Financial Information") has been derived from the application of pro forma adjustments to AETC's consolidated historical audited financial statements as of and for the year ended June 30, 1997 and the unaudited balance sheet of Central as of June 30, 1997 included elsewhere herein and the unaudited statement of operations of Central for the twelve months ended June 30, 1997.

    The Unaudited Pro Forma Consolidated Financial Information gives effect to the offerings and acquisition of Central as if such events had occurred on July 1, 1996 for purposes of the unaudited pro forma consolidated statement of operations for the year ended June 30, 1997. The unaudited pro forma consolidated balance sheet gives effect to the Acquisition of Central and the Offering, and the use of the net proceeds therefrom as if such transactions had occurred on June 30, 1997. The pro forma adjustments are described in the accompanying notes.

    The unaudited Pro Forma consolidated financial information also reflects the offering of $110,000,000 senior secured notes (the "original Notes") which took place on February 4, 1997, as well as the acquisitions of a medicaid and school bus business. For purposes of the unaudited pro forma consolidated statement of operations, these events were also assumed to have occurred on July 1, 1996.

    The Unaudited Pro Forma Consolidated Financial Information is presented for informational purposes only and does not purport to represent what AETC's results of operations would actually have been if the aforementioned events had occurred on the dates specified or to project AETC's results of operations for any future periods. The Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with AETC's consolidated historical financial statements, and the notes thereto, as reported on Form 10-K.

                     ATLANTIC EXPRESS TRANSPORTATION CORP.
                       UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997

                                                                                  FINANCING          OTHER         PRO FORMA
                                                       HISTORICAL    CENTRAL+    ADJUSTMENTS      ADJUSTMENTS     CONSOLIDATED
                                                      ------------  -----------  -----------      -----------     ------------
ASSETS
Current:
  Cash and cash equivalents.........................  $16,818,889    $ 207,441   $38,000,000(1) $(26,500,000)(2)    $10,938,894
                                                                                                  (8,217,746)(2)
                                                                                                     285,552 (3)
                                                                                                      44,758 (4)
                                                                                                  (9,700,000)(5)
  Marketable securities.............................    1,030,000       --           --                --             1,030,000
  Notes receivable..................................      191,600      345,249       --              600,000 (6)      1,136,849
  Accounts receivable...............................   31,237,975    4,743,649       --           (1,000,000)(6)     34,981,624
  Due from officer..................................       --          414,222       --             (414,222)(3)        --
  Due from affiliate................................       --           --           --                --               --
  Inventories.......................................    1,969,228    8,661,047       --                --            10,630,275
  Current portion finance lease.....................       --           45,460       --                --                45,460
  Prepaid expenses and other current assets.........    4,986,656       80,529       --                --             5,067,185
                                                      ------------  -----------  -----------     -----------        -----------
    Total current assets............................   56,234,348   14,497,597    38,000,000     (44,901,658)        63,830,287
                                                      ------------  -----------  -----------     -----------        -----------
  Property plant and equipment, net.................   74,967,594    8,114,906       --            2,245,000 (2)     95,027,500
                                                                                                   9,700,000 (5)
                                                       ------------  -----------  -----------    -----------        -----------
Other assets:
  Restricted cash and cash equivalents..............    2,314,408       --           --                --             2,314,408
  Retainage.........................................       --           --           --                --                --
  Investments.......................................      229,000       --           --           21,726,838 (2)        229,000
                                                                                                 (21,726,838)(7)
  Marketable securities.............................    4,139,697       --           --                --             4,139,697
  Deferred lease....................................      488,212       --           --                --               488,212
  Transportation contract rights....................    3,444,772       --           --            1,200,000 (7)      4,644,772
  Deferred finance and organization costs...........    6,295,318       --         3,400,000(1)        --             9,695,318
  Notes receivable..................................      120,992      184,830       --              400,000 (6)        705,822
  Due from affiliates...............................    4,772,974       --           --                --             4,772,974
  Deposits and other non current assets.............    1,343,661       --           --                --             1,343,661
  Cash surrender value of life insurance............       --           44,758       --              (44,758)(4)         --
  Investment in direct finance lease................       --            4,779       --                --                 4,779
  Goodwill..........................................       --           --           --           13,036,393 (7)     13,036,393
  Covenant not to compete...........................       --           --           --              200,000 (7)        200,000
                                                      ------------  -----------  -----------      -----------       -----------
    Total other assets..............................   23,149,034      234,367     3,400,000      14,791,635         41,575,036
                                                      ------------  -----------  -----------     -----------        -----------
                                                     $154,350,976  $22,846,870   $41,400,000    $(18,165,023)      $200,432,823
                                                      ------------  -----------  -----------     -----------        -----------
                                                      ------------  -----------  -----------     -----------        -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
  Note payable--bank................................   $   --       $8,217,746  $    --         $(8,217,746)(2)        $  --
  Current portion mortgage liability................       --           --           --              73,792 (2)         73,792
  Note payable shareholder..........................       --          128,670       --            (128,670)(3)           --
  Current portion capital lease obligation..........       --          211,003       --            (211,003)(2)           --
  Current portion long term debt....................      140,008    1,543,787       --          (1,543,787)(2)        140,008
  Accounts payable..................................      764,293    1,723,910       --               --             2,488,203
  Accrued compensation..............................    4,053,567       --           --               --             4,053,567
  Current portion insurance reserve.................    2,336,738       --           --               --             2,336,738
  Accrued workers compensation......................       --           --           --               --                 --
  Accrued interest..................................    4,927,085       --           --               --             4,927,085
  Payable to creditors..............................       --           --           --               --                 --
  Accrued liabilities...............................      629,855      705,025       --               --             1,334,880
  Deferred income...................................       --            7,912       --               --                 7,912
                                                      ------------  -----------  -----------      -----------      -----------
    Total current liabilities.......................   12,851,546   12,538,053       --           (10,027,414)      15,362,185
                                                      ------------  -----------  -----------      -----------      -----------
Capital lease obligations...........................       --          310,448       --              (310,448)(2)       --
                                                      ------------  -----------  -----------      -----------      -----------
Long term debt......................................      488,215    2,707,924       --            (2,707,924)(2)      488,215
                                                      ------------  -----------  -----------      -----------       -----------
Senior notes........................................  110,000,000       --        40,000,000(1)         --          150,000,000
                                                      ------------  -----------  -----------      -----------       -----------
Premium on bond issuance............................       --           --         1,400,000(1)         --            1,400,000
                                                      ------------  -----------  -----------      -----------       -----------
Long term mortgage payable..........................       --           --           --            2,171,208 (2)      2,171,208
                                                      ------------  -----------  -----------     -----------        -----------
Other long term liabilities.........................    2,997,018       --           --               --              2,997,018
Deferred income taxes...............................      400,000       --           --               --                400,000
                                                      ------------  -----------  -----------     -----------        -----------
                                                      126,736,779   15,556,425    41,400,000     (10,874,578)       172,818,626
                                                      ------------  -----------  -----------     -----------        -----------
Stockholders' equity:
  Common stock......................................      250,000       35,000       --             (35,000)(7)         250,000
  Additional paid-in capital........................   13,188,926       --           --                --            13,188,926
  Unrealized loss on marketable securities..........      142,032       --           --                --               142,032
  Dividends.........................................       --           --           --                --                 --
  Retained earnings.................................   14,033,239    7,255,445       --          (7,255,445)(7)      14,033,239
                                                      ------------  -----------  -----------    -----------         -----------
    Total stockholders' equity......................   27,614,197    7,290,445       --          (7,290,445)         27,614,197
                                                      ------------  -----------  -----------    -----------         -----------
                                                     $154,350,976  $22,846,870   $41,400,000   $(18,165,023)       $200,432,823
                                                     ------------  -----------   -----------    -----------        ------------
                                                     ------------  -----------   -----------    -----------        ------------

___________________
+

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997

(1) Represents the issuance of $40.0 million aggregate principal amount of 10 3/4% Senior Secured Notes due 2004 (the "Notes") at an aggregate offering price of $41.4 million (which includes a $1.4 million premium), and assumed debt issuance costs of $3.4 million (to be amortized over the term of the Notes).

(2) Reflects the acquisition of Central consisting of (i) a $26.5 million cash payment (including the repayment of long-term indebtedness), (ii) the repayment of $8.2 million of short-term indebtedness and (iii) the issuance of a $2.2 million note and mortgage relating to real property.

(3) Reflects the settlement of amounts due from officer and note payable to shareholder.

(4) Reflects the receipt of cash resulting from the termination of life insurance policies of certain members of Central's management.

(5) Reflects capital expenditures expected to be made in connection with the L.A. Contract, less $2.9 million previously expended.

(6) Reflects the replacement of accounts receivable with an interest bearing note pursuant to the Central acquisition agreement.

(7) Reflects the elimination of AETC's investment against net assets acquired and recording of goodwill, transportation contract rights and covenant not to compete.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1997

                                      HISTORICAL     CENTRAL    ADJUSTMENTS   PRO FORMA
                                     ------------  -----------  -----------  ------------
Revenues...........................  $166,078,034  $69,557,149  ($13,184,165)(1) $227,368,109
                                                                   1,025,000 (2)
                                                                   3,892,091 (3)
Cost and Expenses:

  Cost of operations...............   136,068,428   60,351,956   (12,558,263)(1)  187,091,955
                                                                     720,000 (2)
                                                                   3,635,182 (3)
                                                                    (166,348)(4)
                                                                    (959,000)(5)

  General and administrative.......    12,199,150    5,240,344      (161,375)(1)   15,055,551
                                                                      37,500 (2)
                                                                      22,917 (3)
                                                                    (166,348)(4)
                                                                  (2,116,637)(6)

  Depreciation and amortization....    10,417,187    1,753,441       (19,553)(1)   13,443,415
                                                                      75,000 (2)
                                                                      11,462 (3)
                                                                      53,968 (4)
                                                                     546,000 (5)
                                                                     325,910 (7)
                                                                      40,000 (8)
                                                                     240,000 (9)
                                     ------------  -----------   -----------     ------------
                                      158,684,765   67,345,741   (10,439,585)     215,590,921
                                     ------------  -----------   -----------     ------------

Income from operations.............     7,393,269    2,211,408     2,172,511       11,777,188

Net interest expense...............    (8,739,065)  (1,167,468)      (18,000)(3)  (17,858,361)
                                                                    (174,477)(4)
                                                                     111,385 (10)
                                                                    (827,000)(11)
                                                                   4,154,181 (12)
                                                                  (6,897,917)(13)
Other income                              133,977           --    (4,300,000)(14)      133,977
                                     ------------  -----------    -----------     ------------
Income (loss) before provision for     (1,211,819)   1,043,940    (5,779,317)       (5,947,196)
  (benefit from) income taxes......

Provision for (benefit from) income      (600,936)     254,400    (2,329,702)(15)   (2,676,238)
  taxes............................
                                     ------------  -----------   -----------      ------------

Income before extraordinary          $   (610,883) $   789,540   ($3,449,615)     $ (3,270,958)
  items(16)........................
                                     ------------  -----------  -----------       ------------
                                     ------------  -----------  -----------       ------------

                    NOTES TO AETC PRO FORMA INCOME STATEMENT
                            YEAR ENDED JUNE 30, 1997

 (1) Reflects the elimination of intercompany purchases of buses from Central by AETC.
 (2) Reflects the acquisition of a Medicaid business which occurred in January, 1997.
 (3) Reflects the acquisition of Sabella which occurred on April 30, 1997.
 (4) Reflects the purchase of facilities and the issuance of a mortgage payable resulting in interest of $174,477 and depreciation of $53,968 in place of rent of $332,696.
 (5) Reflects the removal of certain historical lease expense and replacement with increased depreciation resulting from the termination of certain operating leases and the purchase of vehicles and other assets leased thereunder.
 (6) Reflects the adjustments to officers' salaries, expenses and fringe benefits of $2,116,637 to reflect the terms of employment contracts as provided for in the Central purchase agreement.
 (7) Reflects the amortization of excess purchase price of Central attributed to goodwill over a period of 40 years.
 (8) Reflects the amortization of excess purchase price of Central attributed to covenant not to compete agreement over a period of 5 years.
 (9) Reflects the amortization of excess purchase price of Central attributed to transportation contract rights over a period of 5 years.
(10) Reflects the replacement of certain accounts receivable with an interest bearing note resulting in interest income of $111,385.
(11) Represents the amortization of debt issuance costs for the Original Notes and the Additional Notes net of amortization of premium on issuance of the Additional Notes over their 7 year term.
(12) Reflects the elimination of historical interest expense with respect to approximately $67.5 million and $9.2 million of indebtedness repaid as a use of proceeds from the Original Notes and Additional Notes offerings, respectively.
(13) Reflects the interest expense relating to the Original Notes.
(14) Reflects the interest expense relating to the Additional Notes.
(15) Reflects the adjustment to income taxes as a result of the above adjustments using an effective tax rate of 45%.
(16) The above pro forma information does not reflect penalties from early extinguishment of debt of approximately $0.9 million and a further $0.9 million write-off of remaining unamortized deferred finance costs relative to indebtedness retired with the Original Notes which would be recorded net of their related tax effects as extraordinary items.

                                      SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             ATLANTIC EXPRESS TRANSPORTATION
                              CORP.



                             /s/Nathan Schlenker
                             ----------------------------------
                             Nathan Schlenker
                             Chief Financial Officer



Date: November 20, 1997

                                    EXHIBIT INDEX



EXHIBIT
NUMBER             DESCRIPTION                                       PAGE

2.1 Stock Purchase Agreement, dated as of June 30, 1997, by and among Central New York Coach Sales & Service, Inc., Jersey Bus Sales, Inc., Thomas A. Denney, Marlene C. Denney and Atlantic Express Transportation Corp.